Exhibit 3

SRK Consulting (Canada) Inc. Suite 2200 — 1066 West Hastings Street Vancouver, B.C. V6E 3X2 Canada vancouver@srk.com www.srk.com Tel: 604.681.4196 Fax: 604.687.5532
November 24, 2010
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des Marchés Financiers du Québec
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Commission
Newfoundland and Labrador Securities Commission
TSX Venture Exchange
Subject: Denison Mines Inc., Technical Report on the Phoenix Deposit (Zones A & B) — Wheeler River Project, Eastern Athabasca Basin, Northern Saskatchewan, Canada
Dear Sirs/Mesdames:
1.	I Gilles Arseneau, Ph.D., P. Geo., of SRK Consulting (Canada) Inc. do hereby consent to the public filing with the above listed commissions and with any other applicable regulatory authorities, of the technical report entitled “Technical Report on the Phoenix Deposit (Zones A & B) — Wheeler River Project, Eastern Athabasca Basin, Northern Saskatchewan, Canada” (the technical report) dated November 17, 2010 and to extracts from, or a summary of, the technical report in the “News Release” dated November 9, 2010, (the written disclosure); and
2.	I confirm that I have read the written disclosure filed and that it fairly and accurately represents the information in the technical report that supports the written disclosure.
Signed and dated this 24th day of November 2010 at Vancouver, British Columbia.
“Original Document, signed and sealed by:
Gilles Arseneau, Ph.D., P. Geo.”
Gilles Arseneau, Ph.D., P. Geo.
Principal Consultant, Geology
SRK Consulting (Canada) Inc.

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